SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 21, 2008
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2008, the Company announced that Kimberly Till has been appointed President and Chief Executive Officer of the Company, effective as of October 21, 2008, and has been appointed to the Company’s Board of Directors. Ms. Till succeeds Gregory T. Novak, who has served as President and Chief Executive Officer of the Company since April 2004 and September 2005, respectively. Also effective as of October 21, 2008, Mr. Novak resigned as a member of the Company’s Board of Directors. To facilitate the transition between Mr. Novak and Ms. Till, Mr. Novak will continue to serve as a consultant to the Company through December 31, 2008, as described in further detail below. A copy of the press release announcing Ms. Till’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company has entered into an Employment Agreement with Ms. Till, effective as of October 21, 2008 (the “Till Employment Agreement”). A copy of the Till Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the terms of the Till Employment Agreement, Ms. Till will be employed by the Company as its President and Chief Executive Officer commencing as of October 21, 2008, through and including the earlier of her death or the date either she or the Company terminates her employment for any reason. The Company’s Board of Directors has appointed her to fill a vacancy on the board and will nominate her for election by the stockholders upon expiration of her current term in 2009. The material terms of the Till Employment Agreement include:
•	Base salary of $600,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time.

•	An annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with a target bonus at least equal to her base salary to be established by the Compensation Committee; provided, however, that for fiscal 2009 such objectives will be established by approximately November 21, 2008 and Ms. Till will receive a minimum bonus of $300,000 for fiscal 2009, pro-rated for the portion of the fiscal year actually worked.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus (i) $600,000 of supplemental term life insurance, (ii) reimbursement of reasonable travel expenses to and from the Company’s offices including its headquarters in Rochester, New York, (iii) reimbursement of reasonable expenses incurred in the negotiation of the Till Employment Agreement and related stock option agreements, and (iv) gross-ups of certain payments to the extent that those payments are treated as taxable income to Ms. Till.

•	A grant of non-qualified stock options under the Company’s 2007 Long Term Incentive Plan, effective as of October 21, 2008, to purchase 1,400,000 shares of the Company’s common stock at an exercise price of $1.12 per share, of which 900,000 options are subject to time-based vesting requirements and 500,000 are subject to performance-based vesting requirements. The options will expire on October 21, 2018 (or earlier, upon the occurrence of certain events). The time-based options are subject to the following vesting provisions: 25% of such options vest on October 21, 2009 and the balance vest at a rate of 1/36 per month over the following 36 months. The performance-based options will vest in three tranches, upon the achievement of certain financial targets specified in the stock option agreement, provided Ms. Till neither terminates her employment without “good reason” nor is terminated by the Company for “cause” (each as defined in the Till Employment Agreement) during the first two years of her employment. All unvested options will immediately vest if Ms. Till is terminated without “cause” or leaves with “good reason” in contemplation of, or upon the occurrence of a change in control. A copy of the Non-Qualified Stock Option Agreements entered into between the Company and Ms. Till are being filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated herein by reference.
Either the Company or Ms. Till may terminate Ms. Till’s employment at any time.
•	Upon any termination of Ms. Till’s employment by reason of her death or permanent disability, or by the Company for “cause” or by Ms. Till without “good reason”, each as defined in the Till Employment Agreement, she will be entitled to payment of accrued and unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned for the fiscal year during which termination occurs except in the case of voluntary termination by Ms. Till without good reason in which event the Board in its discretion will determine whether or not a prorated bonus should be paid).

•	If the Company terminates Ms. Till’s employment other than as set forth in the preceding sentence or if Ms. Till terminates her employment for “good reason”, she will be entitled to (i) accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs), (ii) a severance payment equal to two times base salary, payable over 12 months, and (iii) continued participation in the Company’s employee health benefit programs at her then-current level (or the economic equivalent, if such benefits are not available) for 12 months following her termination.

•	If Ms. Till’s employment is terminated without “cause” or by her with “good reason” in contemplation of a change in control or during the 18-month period following a change of control, in lieu of the payments and benefits described above, she will be entitled to: (i) accrued but unpaid salary, bonus and benefits, (ii) a severance payment equal to two times base salary, (iii) $600,000, payable in a lump sum, (iv) continued participation in the Company’s employee health benefit programs, or those of the successor company, at her then-current level (or the economic equivalent, if such benefits are not available) for 12 months following her termination, and (v) a payment to offset certain taxes, if any, imposed under Section 280G of the Internal Revenue Code. The Board in its discretion will determine whether a prorated portion of any performance bonus earned for the fiscal year during which termination occurs should be paid.
Additionally, the Till Employment Agreement contains certain non-competition, non-solicitation and confidentiality covenants. It also provides for the Company’s recovery of certain payments and equity received by Ms. Till in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.
Prior to joining the Company, Ms. Till, age 53, served as President and then CEO, Taylor Nelson Sofres, North America (custom business) from May 2006 to March 2008. From November 2003 to March 2006, Ms. Till served as Vice President, Worldwide Media and Entertainment Group, Communications Sector, Microsoft Corporation. Prior to joining Microsoft, from 2000 to October 2003, Ms. Till served at AOL Time Warner America Online, Inc., first as Senior Vice President of International Operations and General Manager of AOL International, then as senior strategic financial advisor at the Warner Music Group. In 1990 Ms. Till was selected for the prestigious White House Fellowship, where she served as a Special Assistant to the former U.S. Trade Representative and Secretary of Agriculture and to the Director of the FBI.
On October 21, 2008, the Company and Mr. Novak entered into Amendment 2 (the “Amendment”) to Mr. Novak’s Employment Agreement, as previously amended (the “Novak Employment Agreement”). The Novak Employment Agreement and Amendment 1 to Employment Agreement were filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, respectively. The Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K. October 21, 2008 constitutes the “Notice Date” for purposes of the Amendment. The material terms of the Amendment include:

•	Mr. Novak will serve as an off-site consultant to the Company through December 31, 2008 to the extent reasonably requested by the Board of Directors. During the consulting period, the Company will pay Mr. Novak consulting base compensation at 50% of his current base salary, and Mr. Novak will continue to participate in the Company’s benefit programs at his current level; however, Mr. Novak will not be eligible to participate in the Company’s bonus plans during the consulting period. Also in consideration of his consulting services, Mr. Novak will be entitled to receive a cash lump sum payment of $200,000 on January 2, 2009.

•	All stock options and shares of restricted stock held by Mr. Novak will cease vesting and to the extent not vested will be forfeited on the Notice Date; provided, however, vesting will be accelerated if the Company enters into a definitive agreement regarding a change in control transaction prior to December 31, 2008 and the transaction is consummated prior to December 31, 2009. The expiration date for all options is extended through and including March 1, 2009 (or 60 days after consummation of a covered change in control transaction), notwithstanding any contrary language in Mr. Novak’s option agreements.

•	December 31, 2008 will be the “Termination Date” under the Novak Employment Agreement, and his termination will be treated as a termination “without Cause”. Accordingly, he is entitled to the severance provided for a termination “without Cause” in the Novak Employment Agreement (including 24 months severance calculated based on his salary in effect immediately before October 21, 2008), except that he will be entitled to a fiscal 2009 pro-rated bonus only through October 21, 2008.

•	If the Company signs a definitive agreement for a change in control transaction prior to December 31, 2008, which is consummated within 12 months thereafter, Mr. Novak will not be entitled to receive target-related bonus payments provided by the Novak Employment Agreement, but will receive a change in control payment of $500,000 subject to an offset of the $200,000 lump sum payment paid or payable on January 2, 2009.

•	Mr. Novak will be entitled to reimbursement for up to $15,000 in out-placement services and up to $7,500 in reasonable attorneys’ fees in connection with the negotiation of the Amendment.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On October 22, 2008, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Kimberly Till dated as of October 21, 2008

Exhibit 10.2	Non-Qualified Stock Option Agreement (Performance-Based Vesting) between the Company and Kimberly Till, dated as of October 21, 2008

Exhibit 10.3	Non-Qualified Stock Option Agreement (Time-Based Vesting) between the Company and Kimberly Till, dated as of October 21, 2008

Exhibit 10.4	Employment Agreement Amendment 2 between the Company and Gregory T. Novak dated as of October 21, 2008

Exhibit 99.1	Press Release issued by the Company on October 22, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Ronald E. Salluzzo
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer and
Corporate Secretary (Principal Financial Officer)
Dated: October 22, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Employment Agreement between the Company and Kimberly Till dated as of October 21, 2008

Exhibit 10.2	Non-Qualified Stock Option Agreement (Performance-Based Vesting) between the Company and Kimberly Till, dated as of October 21, 2008

Exhibit 10.3	Non-Qualified Stock Option Agreement (Time-Based Vesting) between the Company and Kimberly Till, dated as of October 21, 2008

Exhibit 10.4	Employment Agreement Amendment 2 between the Company and Gregory T. Novak dated as of October 21, 2008

Exhibit 99.1	Press Release issued by the Company on October 22, 2008